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                                                                  Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
ING Equity Trust:

We consent to the use of our report, incorporated here in by reference, dated July 27, 2006, and to the reference to our firm under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
September 28, 2006